AGREEMENT AND PLAN OF MERGER

                                     between

                        HUDSON RIVER BANK & TRUST COMPANY

                                       and

                            AMBANC HOLDING CO., INC.

                          dated as of September 4, 2001


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                          AGREEMENT AND PLAN OF MERGER
                                TABLE OF CONTENTS
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                                                                                                            Page
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
                                    ARTICLE I
                                   DEFINITIONS...............................................................1

                                   ARTICLE II
                                THE TRANSACTIONS

         2.1      The Corporate Merger.......................................................................7
         2.2      Effective Time; Closing....................................................................8
         2.3      Treatment of Capital Stock.................................................................8
         2.4      Shareholder Rights; Stock Transfers........................................................8
         2.5      Cancellation of Seller Options and Seller Restricted Stock.................................8
         2.6      Exchange Procedures........................................................................9
         2.7      Dissenting Shares.........................................................................10
         2.8      Liquidation and Bank Merger...............................................................11
         2.9      Additional Actions........................................................................11

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         3.1      Capital Structure.........................................................................11
         3.2      Organization, Standing and Authority of Seller............................................11
         3.3      Ownership of Seller Subsidiaries..........................................................12
         3.4      Organization, Standing and Authority of Seller Subsidiaries...............................12
         3.5      Authorized and Effective Agreement........................................................12
         3.6      Securities Documents and Regulatory Reports...............................................13
         3.7      Financial Statements......................................................................14
         3.8      Material Adverse Change...................................................................14
         3.9      Environmental Matters.....................................................................14
         3.10     Tax Matters...............................................................................15
         3.11     Legal Proceedings.  ......................................................................16
         3.12     Compliance with Laws......................................................................16
         3.13     Certain Information.......................................................................16
         3.14     Employee Benefit Plans....................................................................17
         3.15     Certain Contracts.........................................................................18
         3.16     Brokers and Finders.......................................................................19
         3.17     Insurance.................................................................................19
         3.18     Properties................................................................................19
         3.19     Labor.....................................................................................19

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         3.20     Allowance for Loan Losses.................................................................19
         3.21     Material Interests of Certain Persons.....................................................20
         3.22     Fairness Opinion..........................................................................20
         3.23     No Undisclosed Liabilities................................................................20
         3.24     Loan Portfolio............................................................................20
         3.25     Investment Portfolio......................................................................21
         3.26     Interest Rate Risk Management Instruments.................................................21
         3.27     Interim Events............................................................................21
         3.28     Indemnification...........................................................................21
         3.29     Disclosures...............................................................................21

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         4.1      Organization, Standing and Authority of Buyer.............................................21
         4.2      Authorized and Effective Agreement........................................................22
         4.3      Securities Documents and Regulatory Reports...............................................23
         4.4      Financial Statements......................................................................23
         4.5      Material Adverse Change...................................................................23
         4.6      Legal Proceedings.........................................................................23
         4.7      Certain Information.......................................................................23
         4.8      Brokers and Finders.......................................................................24
         4.9      Financial Resources.......................................................................24
         4.10     Disclosures...............................................................................24

                                    ARTICLE V
                                    COVENANTS

         5.1      Reasonable Best Efforts...................................................................24
         5.2      Shareholders Meeting......................................................................24
         5.3      Regulatory Matters........................................................................24
         5.4      Investigation and Confidentiality.........................................................25
         5.5      Press Releases............................................................................26
         5.6      Business of the Parties...................................................................26
         5.7      Certain Actions...........................................................................29
         5.8      Current Information.......................................................................30
         5.9      Indemnification; Insurance................................................................30
         5.10     Early Completion of Bank Merger...........................................................31
         5.11     Employees and Employee Benefit Plans......................................................31
         5.12     Organization of Merger Sub................................................................33
         5.13     Conforming Entries.  .....................................................................33
         5.14     Integration of Policies...................................................................34
         5.15     Disclosure Supplements....................................................................34

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         5.16     Failure to Fulfill Conditions.............................................................34
         5.17     Environmental Reports.....................................................................34
         5.18     Litigation Matters .......................................................................35


         5.19     Liquidated Damages .......................................................................35
         5.20     Sale of Loans by Seller Bank .............................................................36


                                   ARTICLE VI
                              CONDITIONS PRECEDENT

         6.1      Conditions Precedent - The Parties........................................................36
         6.2      Conditions Precedent - Seller.............................................................37
         6.3      Conditions Precedent - Buyer..............................................................37

                                   ARTICLE VII
                        TERMINATION, WAIVER AND AMENDMENT

         7.1      Termination...............................................................................38
         7.2      Effect of Termination.....................................................................39
         7.3      Survival of Representations, Warranties and Covenants.....................................39
         7.4      Waiver   39
         7.5      Amendment or Supplement...................................................................40
         7.6      Specific Performance

                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.1      Expenses.  ...............................................................................40
         8.2      Entire Agreement..........................................................................40
         8.3      No Assignment.............................................................................40
         8.4      Notices  40
         8.5      Alternative Structure.....................................................................41
         8.6      Interpretation............................................................................41
         8.7      Counterparts..............................................................................41
         8.8      Governing Law.............................................................................41
         8.9      Severability..............................................................................41


Exhibit A            Form of Voting Agreement
Exhibit B            Form of Standstill Agreement

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                          AGREEMENT AND PLAN OF MERGER

         WHEREAS, the Boards of Directors of the Parties (as such term is defined in Article I hereof) have determined to consummate certain business combination transactions subject to the terms and conditions set forth herein; and

         WHEREAS, as a material inducement for Buyer to enter into this Agreement, each of the executive officers and directors of Seller and each of their respective affiliates have entered into a Voting Agreement (as such term is defined in Article I hereof) pursuant to which each such person has agreed to vote all of the shares of Seller Common Stock owned, controlled or for which such person has voting power in favor of the Corporate Merger (as such term is defined in Article I herein) and the adoption of this Agreement; and

         WHEREAS, as a material inducement for Buyer to enter into this Agreement Seymour Holtzman and Lawrence Seidman and their affiliates have entered into the Standstill Agreements (as such term is defined in Article I hereof) with Buyer; and

         NOW,   THEREFORE,   in  consideration  of  the  foregoing  and  of  the
representations, warranties, covenants and agreements of the Parties contained herein, the Parties hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         The following terms shall have the meanings ascribed to them for all purposes of this Agreement.

         "Acquisition Proposal" means a proposal to engage in, or a public announcement to engage in, or a filing with the SEC or any other Governmental Entity with respect to, any of the following: (a) a merger, consolidation or any similar transaction involving Seller or Seller Bank (other than the Transactions), (b) a purchase, lease or other acquisition of all or a substantial portion of the assets of Seller or Seller Bank, (c) a purchase or other acquisition of "beneficial ownership" by any "person" or "group" (as such terms are defined in Section 13(d)(3) of the Exchange Act) (including by way of merger, consolidation, share exchange, or otherwise) which would cause such person or group to become the beneficial owner of securities representing more than 19.9% of the voting power of Seller, (d) a tender or exchange offer to acquire securities representing more than 19.9% of the voting power of Seller or
(e) a public proxy or consent solicitation made to the shareholders of Seller seeking proxies in opposition to this Agreement or the Corporate Merger.

         "Agreement" means this Agreement and Plan of Merger, as the same may be modified or amended in accordance with the terms hereof.

         "Bank Merger" means the merger of Seller Bank into Buyer.


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         "Buyer" means Hudson River Bank & Trust  Company,  a New York chartered savings institution and wholly owned subsidiary of Parent.

         "Buyer's Proposal" has the meaning set forth in Section Section 5.7(b).

         "Cause" means termination because of the employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or willful violation of any law, rule or regulation (other than traffic violations or similar offenses).

         "Certificate"  means any certificate  which prior to the Effective Time
represented   shares  of  Seller  Common  Stock  other  than   certificates  for
Seller-Owned Shares and certificates for Seller Restricted Stock.

         "Certificate of Merger" means the certificate of merger to be filed with the Delaware Secretary of State with respect to the Corporate Merger.

         "Closing" means the closing of the Corporate Merger at a time and place reasonably selected by Buyer following the satisfaction or waiver of all conditions to the Corporate Merger.

         "Closing Date" means the date on which the Closing occurs.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Corporate Merger" means the merger of Merger Sub into Seller, with Seller as the surviving corporation.

         "CRA" means the Community Reinvestment Act.

         "Department" means the New York State Department of Banking.

         "DGCL" means the Delaware General Corporation Law, as amended.

         "Dissenting Shares" means any shares of Seller Common Stock whose holder becomes entitled to fair value under the DGCL.

         "DOJ" means the United States Department of Justice.

         "Effective Time" means the time of the filing of the Certificate of Merger, or such later time as may be specified in the Certificate of Merger.

         "Environmental  Claim" means any written  notice from any  Governmental
Entity  or  third  party  alleging  potential  liability   (including  potential
liability for investigatory costs, cleanup costs,

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governmental  response  costs,  natural  resources  damages,  property  damages, personal injuries or penalties) arising out of, based on, or resulting from the presence, or release into the environment, of any Materials of Environmental Concern.

         "Environmental Laws" shall mean any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Governmental Entity relating to (a) the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (b) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environment Concern. The term Environmental Law includes (i) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss.9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.6901, et seq; the Clean Air Act, as amended, 42 U.S.C. ss.7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss.1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C. ss.9601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. ss.1101, et seq; the Safe Drinking Water Act, 42 U.S.C. ss.300f, et seq; and all comparable state and local laws, and (ii) any common law (including common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Materials of Environmental Concern.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Agent" means Registrar & Transfer Company.

         "FDIA" means the Federal Deposit Insurance Act, as amended.

         "FDIC" means the Federal Deposit Insurance Corporation or any successor thereto.

         "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

         "FHLB" shall mean the Federal Home Loan Bank of New York.

         "GAAP" means generally accepted accounting principles.

         "Governmental Entity" means any federal or state court, administrative agency or commission or other governmental authority or instrumentality.

         "HOLA" means the Home Owners' Loan Act, as amended.

         "include" means "include without limitation."

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         "Indemnified Parties" has the meaning set forth in Section 5.9(a).

         "Insider Loans" means loans from Seller or any Seller Subsidiary to any officer, director or employee of Seller, any Seller Subsidiary or any associate or related interest of any such person.

         "IRS" means the Internal Revenue Service or any successor thereto.

         "Liquidation" means the liquidation and dissolution of Seller pursuant to which all of the assets and liabilities of Seller shall be transferred to Buyer.

         "MAE Qualification" shall mean except for any failures, non-compliances, facts, events or circumstances, which when aggregated with all other failures, non-compliances, facts, events or circumstances would not have a Material Adverse Effect.

         "Material Adverse Effect" means, (a) in the case of Seller, any effect that is material and adverse to the condition (financial or otherwise), results of operations or business of Seller and its Subsidiaries, taken as a whole, or that materially impairs the ability of Seller or Seller Bank to consummate any of the Transactions, provided, however, that a Material Adverse Effect shall not be deemed to include the impact of (i) changes in laws and regulations or interpretations thereof that are generally applicable to the banking or savings institution industries, (ii) changes in GAAP that are generally applicable to the banking or savings institution industries, (iii) expenses incurred in connection with this Agreement and the Transactions, including payments to be made pursuant to Previously Disclosed employment and severance agreements and the financial reporting expense associated with the retirement of the Seller ESOP loan, (iv) actions or omissions of Seller or Seller Bank taken with the prior informed written consent of Buyer in contemplation of the Transactions or
(v) changes attributable to or resulting from changes in general economic conditions generally affecting financial institutions, including changes in the prevailing level of interest rates; and (b) in the case of Buyer, any effect that materially impairs the ability of Buyer to make payment at the Effective Time of the aggregate Merger Consideration or otherwise materially impairs the ability of Buyer to consummate any of the Transactions.

         "Materials of Environmental Concern" means pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other materials regulated under Environmental Laws.

         "Merger Consideration" shall mean $21.50 in cash without interest for each share of Seller Common Stock outstanding immediately prior to the Effective Time (but excluding Dissenting Shares and Seller-Owned Shares).

         "Merger Sub" means a Delaware corporation to be organized as a first tier, transitory Subsidiary of Buyer.

         "Merger Sub Common Stock" means the common stock of Merger Sub.

                                       4
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         "NASD" means the National Association of Securities Dealers, Inc.

         "New Merger Consideration" has the meaning set forth in Section 5.7(b).

         "NYBL" means the New York Banking Law.

         "OTS" means the Office of Thrift Supervision of the U.S. Department of the Treasury or any successor thereto.

         "Parent" means Hudson River Bancorp, Inc., a Delaware corporation.

         "Parent Financial Statements" means the consolidated balance sheets (including related notes and schedules, if any) of Parent as of June 30, 2001 and 2000 and the consolidated income statements and statements of changes in equity and cash flows (including related notes and schedules, if any) of Parent for each of the three years ended June 30, 2001, 2000 and 1999, as filed by Parent in its Securities Documents.

         "Parties" means Buyer and Seller.

         "Party" means either Buyer or Seller.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Plan of Bank Merger" means the plan of merger to be entered into by Seller Bank and Buyer to effectuate the Bank Merger.

         "Previously Disclosed" means disclosed in a disclosure schedule delivered prior to the date hereof by the disclosing Party to the other Party specifically referring to the appropriate section of this Agreement and describing in reasonable detail the matters contained therein.

         "Proxy Statement" means the proxy statement to be delivered to shareholders of Seller in connection with the solicitation of their adoption of this Agreement.

         "Rights" means warrants, options, rights, convertible securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Documents" means all reports, offering circulars, proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to the Securities Laws.

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         "Securities  Laws" means the  Securities  Act;  the  Exchange  Act; the
Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "Seller" means Ambanc Holding Co., Inc., a Delaware corporation.

         "Seller Bank" means Mohawk Community Bank , a federally chartered savings bank and wholly owned subsidiary of Seller.

         "Seller Common Stock" means the common stock, par value $0.01 per share, of Seller.

         "Seller   Defined   Benefit  Plan"  means  any  Seller   Employee  Plan
constituting a "defined benefit plan" within the meaning of Section 3(35) of ERISA.

         "Seller Employee Plans" means all stock option, employee stock purchase and stock bonus plans, qualified pension, stock ownership or profit-sharing plans, any deferred compensation, consultant, bonus or group insurance contract or any other incentive, health and welfare or employee benefit plan or agreement maintained for the benefit of employees or former employees of Seller or any Seller Subsidiary, whether written or oral.

         "Seller ESOP" means the employee stock ownership plan of Seller, as in effect as of the date hereof.

         "Seller Financial Statements" means (a) the consolidated balance sheets (including related notes and schedules, if any) of Seller as of December 31, 2000 and 1999 and the consolidated statements of income, changes in stockholders' equity and cash flows (including related notes and schedules, if any) of Seller for each of the three years ended December 31, 2000, 1999 and 1998 as filed by Seller in its Securities Documents, and (b) the consolidated balance sheets of Seller (including related notes and schedules, if any) and the consolidated statements of income, changes in stockholders' equity and cash flows (including related notes and schedules, if any) of Seller included in the Securities Documents filed by Seller with respect to the periods ended subsequent to December 31, 2000.

         "Seller Options" means options to purchase shares of Seller Common Stock issued pursuant to Seller's 1997 Stock Option and Incentive Plan or pursuant to any other stock option plan of an entity previously acquired by Seller.

         "Seller-Owned Shares" means any shares of Seller Common Stock which are owned beneficially or of record by any Party or any Subsidiary of a Party immediately prior to the Effective Time, other than shares held in a fiduciary capacity for the benefit of third parties (including under the Seller ESOP and other Seller Employee Plans) or as a result of debts previously contracted.

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

         "Seller Preferred Stock" means the shares of preferred stock, par value $0.01 per share, of Seller.

         "Seller Restricted Stock" means outstanding shares of Seller Common Stock subject to restrictions pursuant to any restricted stock plan.

         "Standstill Agreements" are the agreements, substantially in the form of Exhibit B, to be entered into by Seymour Holtzman and Lawrence Seidman and their respective affiliates with Buyer providing for, among other things, that none of Seymour Holtzman, Lawrence Seidman or any of their respective affiliates shall directly or indirectly for a stated period of time acquire any voting securities (or securities which are convertible to voting securities) of Parent in excess of a specified aggregate limitation and all voting securities of Parent owned or controlled by them or any of them shall be voted with management of Parent.

         "Superior Offer" means any bona fide proposal, including a tender offer, made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the outstanding Seller Common Stock or all or substantially all the assets of Seller and provides consideration to Seller's shareholders which the Board of Directors of Seller determines in its good faith judgment (based on the advice of its financial advisor) to be more favorable than the Merger Consideration and for which third-party financing, to the extent required, is then firmly committed.

         "Superintendent" means the Superintendent of the Department.

         "Subsidiary" and "Significant Subsidiary" have the meanings set forth in Rule 1-02 of Regulation S-X of the SEC.

         "Surviving Corporation" means Seller after the Corporate Merger.

         "Surviving Corporation Common Stock" means the shares of common stock of the Surviving Corporation.

         "Transactions" means the Corporate Merger, Liquidation and Bank Merger.

         "Voting Agreement" means that certain agreement entered into between Buyer and each of the executive officers and directors of Seller and each of their respective affiliates on the date hereof in the form of Exhibit A hereto.

                                   ARTICLE II
                                THE TRANSACTIONS

         2.1 The Corporate Merger.

                  (a) Subject to the terms and conditions of this Agreement, at the Effective Time, Merger Sub shall be merged into Seller in accordance with the provisions of Section 251 of the DGCL, and the separate corporate existence of Merger Sub shall cease. Seller shall be the Surviving Corporation of the Corporate Merger, and shall continue its corporate existence under the laws of the State of Delaware. The name of the Surviving Corporation shall be as stated in the Certificate of Incorporation of Seller immediately prior to the Effective Time.

                  (b) The Certificate of Incorporation and Bylaws of Seller as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation.

                  (c) The directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation.

         2.2  Effective  Time;  Closing.   The  Corporate  Merger  shall  become
effective at the Effective Time. The Certificate of Merger shall be properly executed and filed with the Secretary of State of Delaware on the Closing Date.

         2.3 Treatment of Capital Stock. At the Effective Time, automatically by virtue of the Corporate Merger and without any action on the part of any Party or any shareholder:

                  (a) each outstanding share of Merger Sub Common Stock shall become an outstanding share of Surviving Corporation Common Stock;

                  (b) each outstanding or treasury share of Buyer capital stock shall be unchanged and shall continue as an outstanding or treasury share of Buyer capital stock;

                  (c) each share of Seller Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and Seller-Owned Shares) shall be converted into the right to receive the Merger Consideration; and

                  (d) all Seller-Owned Shares shall be cancelled and retired without consideration or conversion.

         2.4 Shareholder Rights; Stock Transfers. At the Effective Time, holders of Seller Common Stock shall cease to be and shall have no rights as shareholders of Seller, other than such rights as they may have under the DGCL. After the Effective Time, there shall be no transfers on the stock transfer books of Seller or the Surviving Corporation of shares of Seller Common Stock and

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

if Certificates are presented for transfer after the Effective Time, they shall be delivered to Buyer or the Exchange Agent for cancellation against delivery of the Merger Consideration. No interest shall be paid on the Merger Consideration.

         2.5 Cancellation of Seller Options and Seller Restricted Stock.

                  (a) Each Seller Option outstanding on the date hereof and remaining outstanding immediately prior to the Effective Time, whether or not the option is then exercisable, shall be converted into the right to receive a cancellation payment in an amount equal to the product of (i) the number of shares of Seller Common Stock subject to such option immediately prior to the Effective Time and (ii) the excess, if any, of the Merger Consideration over the exercise price per share of such option, net of any cash which must be withheld under federal and state income and employment tax requirements. Such cash payments shall be made by Seller not later than the Effective Time in consideration for, and shall result in, the settlement and cancellation of all such Seller Options. As a condition to the receipt of a cash payment in cancellation of options, each option holder shall execute and deliver a cancellation agreement to Seller in form and substance reasonably satisfactory to Buyer.

                  (b) Each share of Seller Restricted Stock outstanding immediately prior to the Effective Time shall be canceled and exchanged for a payment to made to the recipient or holder thereof by the Seller Bank not later than the Effective Time in an amount equal to the Merger Consideration, less any cash which must be withheld under federal and state income and employment tax requirements; provided that such recipient or holder shall deliver to the Seller Bank a cancellation agreement in form and substance reasonably satisfactory to the Buyer prior to receipt of such payment.

         2.6 Exchange Procedures.

                  (a) No later than five business days following the Effective Time, Buyer shall cause the Exchange Agent to mail or make available to each holder of record of any Certificate a notice and letter of transmittal disclosing the effectiveness of the Corporate Merger and the procedure for exchanging Certificates for the Merger Consideration. Such letter of transmittal shall specify that delivery shall be effected and risk of loss and title shall pass only upon proper delivery of Certificates to the Exchange Agent.

                  (b) At or prior to the Effective Time, or at such other time or times as the Exchange Agent may otherwise request, Buyer shall deliver to the Exchange Agent for the benefit of the holders of Certificates (other than the holders of Dissenting Shares) an amount of cash for timely payment of the aggregate Merger Consideration to such holders of Certificates.

                  (c) Each holder of a Certificate (other than holders of Dissenting Shares) who surrenders such Certificate to the Exchange Agent will, upon acceptance thereof by the Exchange Agent, be entitled to the Merger Consideration to be paid within seven business days of acceptance by the Exchange Agent. The Exchange Agent shall accept Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange in accordance with normal exchange practices. Each Certificate which is not surrendered to the Exchange Agent shall, except as otherwise herein provided, evidence ownership of only the right to receive the Merger Consideration without interest.

                  (d) The Exchange Agent shall not be obligated to deliver the Merger Consideration until the holder surrenders a Certificate as provided in this Section 2.6, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond as may be required in each case by the Exchange Agent. If any check is to be issued in a name other than that in which the Certificate is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed or accompanied by an executed form of assignment separate from the Certificate and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a check in any name other than that of the registered holder of the Certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

                  (e) Any portion of the cash delivered to the Exchange Agent by Buyer pursuant to Section 2.6(b) that remains unclaimed by the shareholders of Seller for six months after the Closing Date shall be delivered by the Exchange Agent to Buyer. Any shareholders of Seller who have not theretofore complied with Section 2.6(c) shall thereafter look only to Buyer for the Merger Consideration. If Certificates are not surrendered or the payment for them is not claimed prior to the date on which such payment would otherwise escheat to or become the property of any Governmental Entity, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Buyer (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any person previously entitled to such property. Neither the Exchange Agent nor any Party shall be liable to any holder of Seller Common Stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Buyer and the Exchange Agent shall be entitled to rely upon the stock transfer books of Seller to establish the identity of those persons entitled to receive the Merger
Consideration, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of Seller Common Stock represented by any Certificate, Buyer and the Exchange Agent shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

                  (f) The Exchange Agent or Buyer shall be entitled to deduct and withhold from consideration otherwise payable pursuant to this Agreement to any holder of Certificates, such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Exchange Agent or Buyer, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Certificates in respect of which such deduction and withholding was made.

         2.7 Dissenting Shares.

                  (a) Any holders of Dissenting Shares shall be entitled to payment for such shares only to the extent permitted by and in accordance with the provisions of the DGCL; provided, however, that if, in accordance with the DGCL, any holder of Dissenting Shares shall forfeit such right to payment of the fair value of such shares, such shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration without interest from Buyer. Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall be entitled only to such rights as are afforded in respect of Dissenting Shares pursuant to the DGCL.

                  (b) Seller shall give Buyer (i) prompt notice of any written objections to the Corporate Merger and any written demands for the payment of the fair value of any shares, withdrawals of such demands, and any other instruments served pursuant to the DGCL received by Seller and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands under the DGCL. Seller shall not voluntarily make any payment with respect to any demands for payment of fair value and shall not, except with the prior written consent of Buyer, settle or offer to settle any such demands.

         2.8 Liquidation and Bank Merger. Immediately after the Effective Time the Board of Directors of Buyer shall approve the Liquidation and shall take all necessary action to consummate the Liquidation. Immediately after consummation of the Liquidation, Buyer shall cause its Board of Directors and the Boards of Directors of Seller Bank to approve the Plan of Bank Merger and to take all necessary action to cause the Bank Merger to become effective.

         2.9 Additional Actions. If, at any time after the Effective Time, Buyer shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in Buyer its right, title or interest in, to or under any of the rights, properties or assets of Seller or Seller Bank acquired or to be acquired by Buyer as a result of, or in connection with, the Transactions, or (ii) otherwise carry out the purposes of this Agreement, Seller, Seller Bank and their proper officers and directors shall be deemed to have granted to Buyer an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in Buyer and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of Buyer are fully authorized in the name of Seller, Seller Bank or otherwise to take any and all such action.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller  represents  and  warrants  to  Buyer  as  follows,   except  as
Previously Disclosed:

         3.1 Capital Structure. The authorized capital stock of Seller consists of fifteen million shares of Seller Common Stock and five million shares of Seller Preferred Stock. As of the date hereof, 4,436,178 shares of Seller Common Stock are outstanding including shares of Seller Restricted Stock, 996,067 shares of Seller Common Stock are held in treasury, and no shares of Seller Preferred Stock have been issued. All outstanding shares of Seller Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of Seller Common Stock has been issued in violation of the preemptive rights of any person, firm or entity. Except for (a) Seller Options to acquire not more than 608,348 shares of Seller Common Stock, a schedule of which has been Previously Disclosed that includes the name of each optionee, the number of Seller Options held by each optionee, the vesting date of each Seller Option and the exercise price thereof, and (b) 6,975 shares of Seller Restricted Stock a schedule of which has been Previously Disclosed, there are no Rights authorized, issued or outstanding with respect to the capital stock of Seller.

         3.2 Organization, Standing and Authority of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own and lease all of its properties and assets and to carry on its business as now conducted, and Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification. Seller is a unitary savings and loan holding company under the HOLA and the regulations of the OTS thereunder. Seller has heretofore delivered to Buyer true and complete copies of the Certificate of Incorporation and Bylaws of Seller as in effect as of the date hereof.

         3.3 Ownership of Seller Subsidiaries. Seller has Previously Disclosed the name, jurisdiction of incorporation and percentage ownership of each direct or indirect Seller Subsidiary and has identified Seller Bank as its only Significant Subsidiary. Except for (a) capital stock of Seller Subsidiaries, (b) securities and other interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted and (c) securities and other interests which are Previously Disclosed, neither Seller nor any Seller Subsidiary owns or has the right to acquire, directly or indirectly, any outstanding capital stock or other voting securities or ownership interests of any corporation, bank, savings association, partnership, joint venture or other organization, other than investment securities representing not more than 5% of any entity. The outstanding shares of capital stock or other ownership interests of each Seller Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and are directly owned by Seller free and clear of all liens, claims, encumbrances, charges, pledges, restrictions or rights of third parties of any kind whatsoever. No rights are authorized, issued or outstanding with respect to the capital stock or other ownership interests of Seller Subsidiaries and there are no agreements, understandings or commitments relating to the right of Seller or any Seller Subsidiary to vote or to dispose of such capital stock or other ownership interests.

         3.4 Organization, Standing and Authority of Seller Subsidiaries. Each of the Seller Subsidiaries is a savings bank, corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized with full power and authority to own and lease all of its properties and assets and to carry on its business as now conducted, and each of the Seller Subsidiaries is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification. The deposit accounts of Seller Bank are insured by the FDIC to the maximum extent permitted by the FDIA and Seller Bank has paid all deposit insurance premiums and assessments required by the FDIA and the regulations thereunder. Seller has heretofore delivered to Buyer true and complete copies of the Charter and Bylaws of Seller Bank as in effect as of the date hereof.

         3.5 Authorized and Effective Agreement.

                  (a) Seller has all requisite power and authority to enter into
this   Agreement  and  (subject  to  receipt  of  all  necessary   approvals  of
Governmental Entities and the adoption of this Agreement by Seller's shareholders) to perform all of its respective obligations hereunder. The execution and delivery of this Agreement and the completion of the transactions contemplated hereby have been duly authorized and approved by all necessary corporate action in respect thereof on the part of Seller, except for the adoption of this Agreement by Seller's shareholders. This Agreement has been duly and validly executed and delivered by Seller and, assuming due authorization, execution and delivery by Buyer, constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (b) Neither the execution  and delivery of this  Agreement nor completion of the Transactions or compliance by Seller with any of the provisions hereof does or will (i) conflict with or result in a breach of any provisions  of the  Certificate  of  Incorporation  or  Bylaws  of Seller or the
equivalent documents of any Seller Subsidiary, (ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of Seller or any Seller Subsidiary pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other material instrument or obligation to which Seller or any Seller Subsidiary is a party, or by which any of their respective properties or assets may be bound or affected, or (iii) subject to receipt of all required approvals from Governmental Entities and the shareholders of Seller, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Seller or any Seller Subsidiary.

                  (c) To the best knowledge of Seller, except for (i) the filing of applications and notices with and the approvals of the OTS and the FDIC, (ii) the filing of applications with the Department and the approvals of the Superintendent, (iii) the filing and clearance of the Proxy Statement relating to the meeting of shareholders of Seller to be held pursuant to Section 5.2 hereof with the SEC, (iv) the adoption of this Agreement by the requisite vote of the shareholders of Seller, (v) the filing of the Certificate of Merger with the Secretary of State of Delaware in connection with the Corporate Merger and
(vi) review of the Transactions by the DOJ under federal antitrust laws, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of Seller or Seller Bank in connection with the execution and delivery by Seller of this Agreement and the completion of the Transactions.

                  (d) As of the date hereof, Seller is not aware of any reasons relating to Seller or Seller Bank (including CRA compliance) why all consents and approvals shall not be procured from all Governmental Entities having jurisdiction over the Transactions as shall be necessary for the completion of the Transactions and the continuation by Buyer after the Effective Time of the business of each of Seller and Seller Bank, respectively, as such business is carried on immediately prior to the Effective Time, free of any conditions or requirements which could impair the value of Seller or Seller Bank to Buyer.

         3.6 Securities Documents and Regulatory Reports.

                  (a) Since January 1, 1998, Seller has timely filed with the SEC and the NASD all Securities Documents required by the Securities Laws and such Securities Documents complied in all material respects with the Securities Laws and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b) Since January 1, 1998, each of Seller and Seller Bank has duly filed with the OTS and any other applicable federal or state banking authority, as the case may be, the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations. In connection with the most recent examinations of Seller and Seller Bank by the OTS, neither Seller nor Seller Bank was required to correct or change any action, procedure or proceeding which Seller or Seller Bank believes has not been corrected or changed as required.

         3.7 Financial Statements.

                  (a) Seller has previously delivered or made available to Buyer accurate and complete copies of the Seller Financial Statements, which are accompanied by the audit reports of KPMG, LLP, independent certified public accountants with respect to Seller. The Seller Financial Statements, as well as the Seller Financial Statements to be delivered pursuant to Section 5.8 hereof, fairly present or will fairly present, as the case may be, the consolidated financial condition of Seller as of the respective dates set forth therein, and the consolidated income, changes in stockholders' equity and cash flows of Seller for the respective periods or as of the respective dates set forth therein.

                  (b) Each of the Seller  Financial  Statements  referred  to in
Section 3.7(a) has been or will be, as the case may be, prepared in accordance with GAAP consistently applied during the periods involved, except as stated therein. The audits of Seller have been conducted in all material respects in accordance with generally accepted auditing standards. The books and records of Seller and the Seller Subsidiaries are being maintained in compliance with applicable legal and accounting requirements, and such books and records accurately reflect all dealings and transactions in respect of the business, assets, liabilities and affairs of Seller and its Subsidiaries.

         3.8 Material Adverse Change. Since December 31, 2000, (i) Seller and its Subsidiaries have conducted their respective businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the Transactions) and (ii) no event has occurred or circumstance arisen that, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Seller.

         3.9 Environmental Matters.

                  (a) Seller and its Subsidiaries are in compliance with all Environmental Laws in all material respects. Neither Seller nor any Seller Subsidiary has received any communication alleging that Seller or any Seller Subsidiary is not in such compliance and, to the best knowledge of Seller, there are no present circumstances that would prevent or interfere with the continuation of such compliance.

                  (b) To the best of Seller's knowledge, none of the properties owned, leased or operated by Seller or a Seller Subsidiary has been or is in violation of or liable under any Environmental Law.

                  (c) To the best of Seller's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Law against Seller or a Seller Subsidiary or against any person or entity whose liability for any Environmental Claim Seller or a Seller Subsidiary has or may have retained or assumed either contractually or by operation of law.

                  (d) Seller has not conducted any environmental studies during the past five years with respect to any properties owned or leased by it or any Seller Subsidiary.

         3.10 Tax Matters.

                  (a) Seller and its Subsidiaries have timely filed all federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns required by applicable law to be filed by them (including estimated tax returns, income tax returns, information returns and withholding and employment tax returns) and have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all taxes required to be paid in respect of the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all material taxes for any subsequent periods ending on or prior to the Effective Time. Neither Seller nor any Seller Subsidiary will have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established.

                  (b) All federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns filed by Seller and its Subsidiaries are complete and accurate in all material respects. Neither Seller nor any Seller Subsidiary is delinquent in the payment of any tax, assessment or governmental charge or has requested any extension of time within which to file any tax returns in respect of any fiscal year or portion thereof. The federal, state and local income tax returns of Seller and its Subsidiaries have not been audited by any tax authorities during the past six years and no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against Seller or any Seller Subsidiary which have not been settled and paid. There are currently no agreements in effect with respect to Seller or any Seller Subsidiary to extend the period of limitations for the assessment or collection of any tax. As of the date hereof, no audit, examination or deficiency or refund litigation with respect to any such return is pending or, to the best of Seller's knowledge, threatened.

                  (c) Neither Seller nor any Seller Subsidiary (i) is a party to any agreement providing for the allocation or sharing of taxes, (ii) is required to include in income any adjustment pursuant to Section 481(a) of the Code or by reason of a voluntary change in accounting method initiated by Seller or any Subsidiary (nor does Seller have any knowledge that the IRS has proposed any such adjustment or change of accounting method) or (iii) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

                  (d) Seller and its Subsidiaries have withheld amounts from their employees, stockholders, or holders of public deposit accounts in compliance with the tax withholding provisions of applicable federal, state and local laws, have filed all federal, state and local returns and reports for all periods for which such returns or reports would be due with respect to income tax withholding, social security, unemployment taxes, income and other taxes and all payments or deposits with respect to such taxes have been timely made.

         3.11 Legal Proceedings. There are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the best knowledge of Seller, that are unasserted or threatened against Seller or any of its Subsidiaries or against any asset, interest or right of Seller or any of its Subsidiaries, or against any officer, director or employee of any of them. Neither Seller nor any Seller Subsidiary is a party to any order, judgment or decree.

         3.12 Compliance with Laws.

                  (a)  Each  of  Seller  and  the  Seller  Subsidiaries  has all
permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities that are required in order to permit it to carry on its business as it is presently being conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and will not be adversely affected by virtue of the completion of the Transactions; and to the best knowledge of Seller, no suspension or cancellation of any of the same is threatened.

                  (b) Neither Seller nor any Seller Subsidiary is in violation of its respective Certificate of Incorporation, Charter or Bylaws, or of any applicable federal, state or local law or ordinance or any order, rule or regulation of any Governmental Entity (including all banking (including all regulatory capital requirements), truth-in-lending, usury, fair credit reporting, consumer protection, securities, municipal securities, safety, health, environmental, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any Governmental Entity; and neither Seller nor any Seller Subsidiary has received any notice or communication from any Governmental Entity asserting that Seller or any Seller Subsidiary is in violation of any of the foregoing. Neither Seller nor any Seller Subsidiary is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to savings banks or holding companies thereof issued by Governmental Entities), and neither of them has received any written communication requesting that it enter into any of the foregoing.

         3.13 Certain Information. None of the information relating to Seller and its Subsidiaries supplied or to be supplied by them for inclusion in the Proxy Statement, as of the date such Proxy Statement is mailed to shareholders of Seller and up to and including the date of the meeting of shareholders to which such Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

         3.14 Employee Benefit Plans.

                  (a) Seller has Previously Disclosed all Seller Employee Plans and has heretofore delivered to Buyer accurate and complete copies of each (including amendments and agreements relating thereto) together with, in the case of qualified plans, (i) the most recent actuarial and financial reports prepared with respect thereto, (ii) the most recent annual reports filed with any

Governmental   Entity  with   respect   thereto,   and  (iii)  all  rulings  and
determination letters and any open requests for rulings or letters that pertain thereto.

                  (b) None of Seller, any Seller Subsidiary, any qualified Seller Employee Plan or, to the best of Seller's knowledge, any fiduciary of a qualified Seller Employee Plan, has incurred any material liability to the PBGC or the IRS with respect to any qualified Seller Employee Plan. To the best of Seller's knowledge, no reportable event under Section 4043(b) of ERISA has occurred with respect to any qualified Seller Employee Plan.

                  (c) Neither Seller nor any Seller Subsidiary participates in or has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan (as such term is defined in ERISA).

                  (d) A favorable determination letter has been issued by the IRS with respect to each Seller Employee Plan which is intended to qualify under
Section 401 of the Code to the effect that such Seller Employee Plan is qualified under Section 401 of the Code, and the trust associated with such Seller Employee Plan is tax exempt under Section 501 of the Code. No such letter has been revoked or, to the best of Seller's knowledge, is threatened to be revoked, and Seller does not know of any ground on which such revocation may be based. Neither Seller nor any Seller Subsidiary has any liability under any such Seller Employee Plan that is not reflected in the Seller Financial Statements, other than liabilities incurred in the ordinary course of business in connection therewith subsequent to the date thereof.

                  (e) To the best of Seller's knowledge, no transaction prohibited by Section 406 of ERISA (and not exempt under Section 408 of ERISA or Section 4975 of the Code) has occurred with respect to any Seller Employee Plan which would result in the imposition, directly or indirectly, of an excise tax under Section 4975 of the Code.

                  (f) Full payment has been made (or proper accruals have been established) of all contributions which are required for periods prior to the date hereof, and full payment will be so made (or proper accruals will be so established) of all contributions which are required for periods after the date hereof and prior to the Effective Time, under the terms of each Seller Employee Plan or ERISA.

                  (g) Any Seller Defined Benefit Plan has been heretofore terminated and neither Seller nor any Seller Subsidiary has any current, future or contingent obligation or liability to any Seller Defined Benefit Plan or any participant or beneficiary thereof or the PPGC with respect thereto.

                  (h) To the best of Seller's knowledge, the Seller Employee Plans have been operated in compliance in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder and all other applicable governmental laws and regulations.

                  (i) There are no pending or, to the best knowledge of Seller, threatened claims (other than routine claims for benefits) by, on behalf of or against any of Seller Employee Plans or any trust related thereto or any fiduciary thereof.

                  (j) Neither Seller nor any Seller Subsidiary has made any payments, or is or has been a party to any agreement or any Seller Employee Plan, that could obligate it or its successor to make payments or deemed payments, that are not or will not be deductible because of Sections 162(m) or 280G of the Code.

         3.15 Certain Contracts.

                  (a) Neither Seller nor any Seller Subsidiary is a party to, is bound or affected by, receives, or is obligated to pay, benefits under (i) any agreement, arrangement or commitment, including any agreement, indenture or other instrument, relating to the borrowing of money by Seller or a Seller Subsidiary (other than in the case of Seller Bank deposits, FHLB advances, federal funds purchased and securities sold under agreements to repurchase in the ordinary course of business) or the guarantee by Seller or a Seller Subsidiary of any obligation, other than by Seller Bank in the ordinary course of its banking business, (ii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director, officer or employee of Seller or a Seller Subsidiary, (iii) any agreement, arrangement or understanding pursuant to which any payment (whether of severance pay or otherwise) became or may become due to any director, officer or employee of Seller or a Seller Subsidiary upon execution of this Agreement or upon or following completion of any of the Transactions (either alone or in connection with the occurrence of any additional acts or events); (iv) any agreement, arrangement or understanding pursuant to which Seller or a Seller Subsidiary is obligated to indemnify any director, officer, employee or agent of Seller or a Seller Subsidiary; (v) any agreement, arrangement or understanding to which Seller or a Seller Subsidiary is a party or by which any of the same is bound which limits the freedom of Seller or a Seller Subsidiary to compete in any line of business or with any person; (vi) any assistance agreement, supervisory agreement, memorandum of understanding, consent order, cease and desist order or condition of any regulatory order or decree with or by the OTS, the FDIC or any other
Governmental Entity; (vii) any agreement, arrangement or understanding which would be required to be filed as an exhibit pursuant to Item 601(b)(10) of Regulation S-K to Seller's Annual Report on Form 10-K under the Exchange Act and which has not been so filed; or (viii) any agreement pursuant to which loans have been sold by Seller or a Seller Subsidiary which impose any potential recourse (by representation, warranty, covenant or other contractual terms) upon Seller or any Seller Subsidiary.

                  (b) Neither Seller nor any Seller Subsidiary is in default or in non-compliance under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

         3.16 Brokers and Finders. Except for Previously Disclosed agreements with FinPro, Inc., neither Seller nor any Seller Subsidiary nor any of their respective directors, officers or employees, has employed any broker or finder or incurred any liability for any broker or finder fees or commissions in connection with the transactions contemplated hereby.

         3.17 Insurance. Each of Seller and its Subsidiaries is insured for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has
maintained   all  insurance   required  by  contract  or  applicable   laws  and
regulations.

         3.18 Properties. All real and personal property owned by Seller or its Subsidiaries or presently used by any of them in its respective business is in good condition (ordinary wear and tear excepted) and is sufficient to carry on the business of Seller and its Subsidiaries in the ordinary course of business consistent with their past practices. Each of Seller and its Subsidiaries has good and marketable title free and clear of all liens, encumbrances, charges, defaults or equities (other than equities of redemption under applicable foreclosure laws) to all of its properties and assets, real and personal, except
(a) liens for current taxes not yet due or payable, (b) pledges to secure deposits and other liens incurred in the ordinary course of its banking business, (c) such imperfections of title, easements and encumbrances, if any, as are de minimis in character amount or extent and (d) as reflected in the Seller Financial Statements. All real and personal property which is material to Seller's business on a consolidated basis and leased or licensed by Seller or a Seller Subsidiary is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and such leases and licenses will not terminate or lapse prior to the Effective Time or thereafter by reason of completion of any of the Transactions. All improved real property owned by Seller or its Subsidiaries is in compliance with all applicable zoning laws in all material respects.

         3.19 Labor. No work stoppage involving Seller or a Seller Subsidiary is pending or, to the best knowledge of Seller, threatened. Neither Seller nor any of its Subsidiaries is involved in or, to the best knowledge of Seller, threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding involving the employees of Seller or any Seller Subsidiary. Employees of Seller and Seller Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees, and to the best of Seller's knowledge, there have been no efforts to unionize or organize any employees of Seller or any Seller Subsidiaries during the past five years.

         3.20 Allowance for Loan Losses. The allowance for loan losses reflected on Seller's consolidated balance sheet included in the Seller Financial
Statements is, and will be in the case of subsequently delivered Seller Financial Statements, in the opinion of Seller's management, adequate as of their respective dates under the requirements of GAAP to provide for reasonably anticipated losses on outstanding loans, net of recoveries. The real estate owned reflected in the Seller Financial Statements is, and will be in the case of subsequently delivered Seller Financial Statements, carried at the lower of cost or fair value, less estimated costs to sell, as required by GAAP.

         3.21 Material Interests of Certain Persons.

                  (a) Except as set forth in Seller's Proxy Statement for its 2001 Annual Meeting of Stockholders, no officer, director or employee of Seller, any Seller Subsidiary or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) or related interest of any such person has any material interest in any material contract or property (real or personal, tangible or intangible), used in, or pertaining to, the business of Seller or any Seller Subsidiary.

                  (b) Except as set forth in Seller's Proxy Statement for its 2001 Annual Meeting of Stockholders there are no Insider Loans. All outstanding Insider Loans were made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with third parties and were, with respect to executive officers and directors, approved by the appropriate board of directors in accordance with applicable law and regulations.

         3.22 Fairness Opinion. Seller has received an opinion from FinPro, Inc. to the effect that, as of the date hereof, the consideration to be received by the shareholders of Seller pursuant to this Agreement is fair, from a financial point of view, to such shareholders.

         3.23 No Undisclosed Liabilities. Seller and its Subsidiaries do not have any liability whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit or proceeding, hearing, charge, complaint, claim or demand against Seller or its Subsidiaries giving rise to any such liability) required in accordance with GAAP to be reflected in an audited consolidated balance sheet of Seller, except (a) for liabilities set forth or reserved against in the most recent Seller Financial Statement prior to the date hereof and (b) liabilities occurring in the ordinary course of business since the most recent Seller Financial Statements prior to the date hereof.

         3.24 Loan Portfolio. (a) All loans and discounts shown on the Seller Financial Statements or which were entered into after the date of the most recent balance sheet included in the Seller Financial Statements were and shall be made for good, valuable and adequate consideration in the ordinary course of the business of Seller and its Subsidiaries, in accordance with sound banking practices, and are not subject to any known defenses, set-offs or counter-claims, including any such as are afforded by usury or truth in lending laws, except as may be provided by bankruptcy, solvency or similar laws or by general principles of equity, (b) the notes or other evidence of indebtedness evidencing such loans and all forms of pledges, mortgages and other collateral documents and security agreements are and shall be in full force and effect, valid, true and genuine and what they purport to be, and (c) Seller and its Subsidiaries have complied in all material respects and shall prior to the Effective Time comply in all material respects with all laws and regulations relating to such loans.

         3.25 Investment Portfolio. All investment securities held by Seller or its Subsidiaries, as reflected in the consolidated balance sheets of Seller included in the Seller Financial Statements, are carried in accordance with GAAP, specifically including but not limited to, FAS 115.

         3.26 Interest Rate Risk Management Instruments. Seller has Previously Disclosed all interest rate swaps, caps, floors, option agreements or other interest rate risk management arrangements or agreements, whether entered into for the account of Seller or its Subsidiaries or for the account of a customer of Seller or one of its Subsidiaries. All such arrangements and agreements were entered into in the ordinary course of business and in accordance with prudent banking practice and applicable rules, regulations and policies and with counter parties believed to be financially responsible at the time and are legal, valid and binding obligations of Seller or one of its Subsidiaries in accordance with their terms (subject to the provisions of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws effecting the enforceability of creditors rights generally from time to time and effect, and equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion), and are in full force and effect. Seller and its Subsidiaries have duly performed all of their obligations thereunder to the extent that such obligations to perform have accrued; and, to Seller's knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

         3.27 Interim Events. Since June 30, 2001, neither Seller nor any of its Subsidiaries has paid or declared any dividend or made any other distribution to shareholders or taken any action which if taken after the date hereof would require the prior written consent of Buyer pursuant to Section 5.6 hereof.

         3.28 Indemnification. To the best knowledge of Seller, no action or failure to take action by any present or former director, advisory director, officer, employee or agent of Seller or any Seller Subsidiary has occurred which would as of the date hereof give rise to a claim or a potential claim by any such person for indemnification from Seller or any Seller Subsidiary.

         3.29 Disclosures. None of the representations and warranties of Seller or any of the written information or documents furnished or to be furnished by Seller to Buyer in connection with or pursuant to this Agreement or in connection with the completion of the Transactions, when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, in light of the circumstances, not misleading.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer  represents  and  warrants  to  Seller  as  follows,   except  as
Previously Disclosed:

         4.1 Organization, Standing and Authority of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, with full corporate power and authority to own and lease all of its properties and assets and to carry on its business as now conducted, and Buyer is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification.

         4.2 Authorized and Effective Agreement.

                  (a) Buyer has all requisite power and authority to enter into this Agreement and (subject to receipt of all necessary approvals for Governmental Entities) to perform all of its obligations hereunder. The execution and delivery of this Agreement and the completion of the Transactions have been duly authorized and approved by the Board of Directors of Buyer and no other corporate action is required on the part of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and, assuming due authorization, execution and delivery by Seller, constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (b) Neither the execution and delivery of this Agreement nor completion of the Transactions, or compliance by Buyer with any of the provisions hereof, does or will (i) conflict with or result in a breach of any provisions of the Charter or Bylaws of Buyer or the equivalent documents of any Buyer Subsidiary, (ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of Buyer or any Buyer Subsidiary pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other material instrument or obligation to which Buyer or any Buyer Subsidiary is a party, or by which any of their respective properties or assets may be bound or affected, or (iii) subject to receipt of all required approvals from Governmental
Entities, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer or any Buyer Subsidiary.

                  (c) To the best knowledge of Buyer, except for the consents, approvals, filings or registrations to be made as set forth in Section 3.5(c), no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of Buyer or Merger Sub in connection with the execution and delivery by Buyer of this Agreement and the completion of the Transactions.

                  (d) As of the date hereof, Buyer is not aware of any reasons relating to it (including CRA compliance) why all consents and approvals shall not be procured from all Governmental Entities having jurisdiction over the Transactions as shall be necessary for completion of the Transactions and continuation by Buyer after the Effective Time of the business of each of Seller and Seller Bank, respectively, as such business is carried on immediately prior to the Effective

Time, free of any conditions or requirements which could impair the value of Seller or Seller Bank to Buyer.

         4.3 Securities Documents and Regulatory Reports.

                  (a) Since April 1, 1998, Parent has timely filed with the SEC and the NASD all Securities Documents required by the Securities Laws and such Securities Documents complied in all material respects with the Securities Laws and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b) Buyer has since April 1, 1998 duly filed with the Department and any other applicable federal or state banking authority the reports required to be filed by it under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations. In connection with the most recent examination of Buyer by its primary regulator, Buyer was not required to correct or change any action, procedure or proceeding which Buyer or Buyer Bank believes has not been corrected or changed as required.

         4.4 Financial Statements.

                  (a) The Parent Financial Statements fairly present the consolidated financial condition of Parent as of the respective dates set forth therein, and the consolidated income, changes in equity and cash flows of Parent for the respective periods or as of the respective dates set forth therein.

                  (b) Each of the Parent Financial Statements has been prepared in accordance with GAAP consistently applied during the periods involved, except as stated therein. The audits of Parent have been conducted in accordance with generally accepted auditing standards. The books and records of Parent, Buyer and the Buyer Subsidiaries are being maintained in compliance with applicable legal and accounting requirements, and all such books and records accurately reflect all dealings and transactions in respect of the business, assets, liabilities and affairs of Parent, Buyer and the Buyer Subsidiaries.

         4.5 Material Adverse Change. Since December 31, 2000, no event has occurred or circumstance arisen that, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Buyer.

         4.6 Legal Proceedings. There are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the best knowledge of Buyer, that are unasserted or threatened against Parent, Buyer or any of their Subsidiaries or against any asset, interest or right of Parent, Buyer or any of their Subsidiaries, or against any officer, director or employee of any of them, which individually or in the aggregate could adversely affect the ability of Buyer to consummate any of the Transactions.

         4.7 Certain Information. None of the information relating to Parent, Buyer or their affiliates supplied or to be supplied by Buyer for inclusion in the Proxy Statement, as of the date such Proxy Statement is mailed to shareholders of Seller and up to and including the date of the meeting of shareholders to which such Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

         4.8 Brokers and Finders. Except for Sandler O'Neil & Partners, L.P., neither Buyer nor any of its directors, officers or employees, has employed any broker or finder or incurred any liability for any broker or finder fees or commissions in connection with the transactions contemplated hereby.

         4.9 Financial Resources. Buyer has the financial wherewithal and has, or will have prior to the Effective Time, sufficient funds to perform its obligations under this Agreement.

         4.10 Disclosures. None of the representations and warranties of Buyer or any of the written information or documents furnished or to be furnished by Buyer to Seller in connection with or pursuant to this Agreement or in connection with the completion of the Transactions, when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, in light of the circumstances, not misleading.

                                    ARTICLE V
                                   COVENANTS

         5.1 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of Seller and Buyer (a) shall use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or advisable under applicable laws and regulations so as to permit and otherwise enable completion of the Corporate Merger not later than March 31, 2002, and (b) shall cooperate fully with each other to that end.

         5.2 Shareholders Meeting. Seller shall take all action necessary to properly call and convene a meeting of its shareholders as soon as practicable after the date hereof to consider and vote upon the adoption of this Agreement. Subject to the receipt of an updated fairness opinion from its financial advisor as set forth in Section 6.2(e), the Board of Directors of Seller will recommend that the shareholders of Seller adopt this Agreement; provided that the Board of Directors of Seller may fail to make such recommendation, or withdraw, modify or change any such recommendation, if such Board of Directors, after having consulted with and considered the advice of outside counsel, has determined that the making of such recommendation, or the failure to withdraw, modify or change such recommendation, would constitute a breach of the fiduciary duties of such directors under applicable Delaware law.

         5.3 Regulatory Matters.

                  (a) Seller, with the cooperation of Buyer, shall promptly prepare and file the Proxy Statement relating to the meeting of shareholders of Seller and thereafter Seller shall promptly mail to its shareholders the Proxy Statement.
                  (b) The Parties shall cooperate with each other and use their reasonable best efforts to promptly prepare and file within 60 days after the date hereof or as soon thereafter as is reasonably practicable, all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all Governmental Entities and third parties which are necessary or advisable to consummate the Transactions. Each Party shall have the right to review in advance, and to the extent practicable each will consult with the other on, in each case subject to applicable laws relating to the exchange of information, all the information which appears in any filing made by the other Party with, or written materials submitted by the other Party, to any third party or any Governmental Entity in connection with the Transactions. In exercising the foregoing right, each Party shall act reasonably and as promptly as practicable. The Parties agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the Transactions and each Party will keep the other apprised of the status of matters relating to completion of the Transactions. The Parties agree that they will use their reasonable best efforts to cause the Closing Date to occur not later than March 31, 2002.

                  (c) Each Party shall, upon request, furnish the other Party with all information concerning itself, its Subsidiaries, directors and officers, the shareholders of Seller and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of any Party or its Subsidiaries to any Governmental Entity in connection with the Transactions.

                  (d) Each Party shall promptly furnish the other Party with copies of written communications received by it or any of its Subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the Transactions.

         5.4 Investigation and Confidentiality.

                  (a)  Seller  shall   permit  Buyer  and  its   representatives
reasonable access to its and its Subsidiaries properties and personnel, and shall disclose and make available to Buyer and its representatives, all books, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities of it and its Subsidiaries, including all books of account (including the general ledger), tax records, minute books of meetings of boards of directors (and any committees thereof) and shareholders, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, loan files, plans affecting employees, and any other business activities or prospects in which Buyer may have a reasonable interest, provided that such access and any such request for information shall be reasonably related to the Transactions and, in the reasonable opinion of Seller, not unduly interfere with normal operations. Seller may exclude Buyer from access to information relating to Seller's consideration of Acquisition Proposals whether or not involving a Superior Offer. Seller and its Subsidiaries shall make their respective directors, officers, employees and agents and authorized representatives (including counsel and independent public accountants) reasonably available to confer with Buyer and its representatives.

                  (b) All information furnished previously in connection with the Transactions contemplated by this Agreement or pursuant hereto shall be treated as the sole property of the Party furnishing the information until completion of the Corporate Merger and, if the Corporate Merger shall not occur, the Party receiving the information shall either destroy or return to the Party which furnished such information all documents or other materials containing, reflecting or referring to such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for two years after the termination of this Agreement but shall not apply to (i) any information which
(x) the Party receiving the information can establish was already in its possession prior to the disclosure thereof by the Party furnishing the information, (y) was then generally known to the public, or (z) became known to the public through no fault of the Party receiving the information; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction, provided that the Party which is the subject of any such legal requirement or order shall use its best efforts to give the other Party at least ten business days prior notice thereof.

         5.5 Press Releases. The Parties shall agree as to the form, substance and timing of any press release related to this Agreement or the Transactions, and consult with each other as to the form, substance and timing of other public disclosures which may relate to the Transactions, provided, however, that nothing contained herein shall prohibit either Party, following notification to the other Party, from making any disclosure which is required by law or regulation.

         5.6 Business of the Parties.

                  (a) During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of Buyer, Seller and its Subsidiaries shall carry on their respective businesses in the ordinary course consistent with past practice. During such period, Seller will, and will cause each of its Subsidiaries to, use all reasonable efforts to (x) preserve its business organization intact, (y) keep available the present services of its employees and (z) preserve the goodwill of its customers and others with whom it has business relationships. Without limiting the generality of the foregoing, except with the prior written consent of Buyer (which consent under subparts
(vi), (ix) and (xiv) shall not be unreasonably withheld or delayed) or as expressly contemplated hereby, between the date hereof and the Effective Time, Seller shall not, and shall cause each Seller Subsidiary not to:

                           (i)      declare, set aside, make or pay any dividend
or other distribution (whether in cash, stock or property or any combination thereof) in respect of Seller Common Stock, except for regular quarterly cash dividends at a rate per share of Seller Common Stock not in excess of $0.17 per share (with record and payment dates to be consistent with past practices), but only to the extent that such dividends may be funded out of current earnings, without regard to severance costs paid by Seller or Seller Bank pursuant to Previously Disclosed employment or change in control severance agreements or the financial reporting expense relating to the retirement of the Seller ESOP loan pursuant to Section 5.11(e);

                           (ii)     issue any shares of its capital stock, other
than (i) upon exercise of Seller Options referred to in Section 3.1(a) hereof, or issue, grant, modify or authorize any Rights; purchase any shares of Seller Common Stock; or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization;

                           (iii)  amend its Certificate of Incorporation, Bylaws
or similar organizational documents; impose, or suffer the imposition, on any share of stock or other ownership interest held by Seller in a Subsidiary of any lien, charge or encumbrance or permit any such lien, charge or encumbrance to exist; or waive or release any material right or cancel or compromise any material debt or claim;

                           (iv)  increase the rate of compensation of any of its
directors, officers or employees, or pay or agree to pay any bonus, severance, or change in control benefit to, or provide any other new employee benefit or incentive to, any of its directors, officers or employees, except (i) as may be required pursuant to Previously Disclosed commitments existing on the date hereof, (ii) as may be required by law, or (iii) regular pay increases to non-officer employees in the ordinary course of business consistent with past practices;

                           (v)  enter into or, except as may be required by law,
modify any Seller Employee Plan or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to any qualified Seller Employee Plan including the Seller ESOP (other than as required by law or regulation or in a manner and amount consistent with past practices);

                           (vi) except for any loans pursuant to legally binding
commitments in effect on the date of this Agreement that have been Previously Disclosed, originate or purchase any loan other than (A) a brokered loan pursuant to a commitment Previously Disclosed and existing on the date hereof,
(B) an unsecured loan not in excess of $50,000, (C) a loan secured by a first trust or mortgage on a one- to four-family residential property not in excess of $350,000 or (D) a loan secured by a first trust or mortgage on commercial real property not in excess of $400,000;

                           (vii)  enter  into (A) any  transaction,   agreement,
arrangement or commitment not made in the ordinary course of business, (B) any agreement, indenture or other instrument relating to the borrowing of money by Seller or a Subsidiary or guarantee by Seller or any Seller

Subsidiary of any such obligation, except in the case of Seller Bank for deposits, FHLB advances, federal funds purchased and securities sold under agreements to repurchase in the ordinary course of business consistent with past practice, (C) any agreement, arrangement or commitment relating to the employment of an employee or consultant, or amend any such existing agreement, arrangement or commitment; or (D) any contract, agreement or understanding with a labor union;

                           (viii)   change  any  of  its  methods of accounting,
except as required by changes in laws or regulations or GAAP, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of its last federal income tax return, except as required by changes in laws or regulations;

                           (ix)     make  any  expenditures in excess of $30,000
individually or $50,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and expenditures necessary to maintain existing assets in good repair; or enter into any new agreement or renew any existing agreement that involves an annual expenditure in excess of $15,000, unless such agreement may be terminated at any time by Seller or a Seller Subsidiary without penalty or premium upon not more than 60 days' advance written notice;

                           (x)   file any applications or make any contract with
respect to branching or site location or relocation;

                           (xi)  acquire in any manner whatsoever (other than to
realize upon collateral for a defaulted loan) control over or any equity interest in any business or entity, except for investments in readily marketable equity securities in the ordinary course of business and not exceeding 5% of the outstanding shares of any class;

                           (xii)  enter  or agree to enter into any agreement or
arrangement granting any preferential right to purchase any of its assets or rights or requiring the consent of any party to the transfer and assignment of any such assets or rights;

                           (xiii) except  as  necessitated  in  the   reasonable
opinion of Seller due to changes in interest rates, and in accordance with safe and sound banking practices, change or modify in any material respect any of its lending or investment policies, except to the extent required by law or an applicable regulatory authority;

                           (xiv)  enter  into  any  futures   contract,   option
contract, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

                           (xv)  knowingly take any action that would result  in
any of the representations and warranties of Seller contained in this Agreement not to be true and correct in any material respect at the Effective Time or that would cause any of the conditions of Sections 6.1 or 6.3 hereof not to be satisfied;

                           (xvi) knowingly take any action that would materially
impede or delay the completion of the Transactions or the ability of any Party to perform its covenants and agreements under this Agreement;

                           (xvii) materially  increase  or  decrease the rate of
interest paid on time deposits, or on certificates of deposit, except in a manner and pursuant to policies consistent with past practices; or

                           (xviii)  agree to do any of the foregoing.

                  (b) Seller shall promptly notify Buyer in writing of the occurrence of any matter or event known to and directly involving Seller or any of its Subsidiaries that has had or is reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Seller.

                  (c) Except with the prior written consent of Seller or as expressly contemplated hereby, between the date hereof and the Effective Time, Buyer shall not, and shall cause each Buyer Subsidiary not to:

                           (i)   knowingly  take  any  action that would  result
in any of the representations and warranties of Buyer contained in this Agreement not to be true and correct in any material respect at the Effective Time or that would cause any of the conditions of Sections 6.1 or 6.2 hereof not to be satisfied;

                           (ii)  knowingly take any action that would materially
impede or delay the receipt of any necessary regulatory approvals or the completion of the Transactions contemplated by this Agreement or the ability of either Party to perform its covenants and agreements under this Agreement; or

                           (iii) agree to do any of the foregoing.

                  (d) Notwithstanding the foregoing, Seller shall cause Seller Bank to close its New Jersey loan production office at the earliest practicable time.

         5.7 Certain Actions.

                  (a) Seller shall not, and shall cause each Seller Subsidiary not to, solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition, purchase of all or a substantial portion of the assets of, or any equity interest in, Seller or a Subsidiary (other than with Buyer or an affiliate thereof), provided, however, that the Board of Directors of Seller may furnish such information or participate in such negotiations or discussions if such Board of Directors, after having consulted with and considered the advice of outside counsel, has determined that the failure to do the same would constitute a breach of fiduciary duties of such directors under applicable Delaware law. Seller will promptly inform Buyer orally and in writing of any such request for information or of any such negotiations or discussions, as well as instruct its and its Subsidiaries' directors, officers, representatives and agents to refrain from taking any action prohibited by this Section 5.7(a).

                  (b) In the event that the Board of Directors of Seller believes in good faith, after consultation with its financial advisor and outside counsel, that it has received a Superior Offer, it shall notify Buyer in writing of its intent to terminate this Agreement. Such notice shall specify all of the terms and conditions of such Superior Offer and identify the person making such Superior Offer. Buyer shall have two business days to evaluate and respond to the Seller notice. If Buyer does not agree in writing prior to the expiration of the two business day period provided above to increase the Merger Consideration to an amount at least equal to that of such Superior Offer (the "New Merger Consideration"), then Seller shall be permitted to terminate this Agreement pursuant to Section 7.1(g). In the event that Buyer does provide written notice to Seller to increase the Merger Consideration to the New Merger Consideration, such written notice shall constitute a contractual offer by Buyer ("Buyer's Proposal") which shall be deemed accepted by Seller unless rejected by Seller as set forth in Section 5.7(d) below. Seller shall have two business days to evaluate Buyer's Proposal.

                  (c) In the event the Superior Offer involves consideration to Seller's shareholders consisting of securities, in whole or in part, the New Merger Consideration shall be deemed to be at least equal to the Superior Offer, if Buyer's Proposal offers cash consideration that equals or exceeds the consideration being offered to Seller's shareholders in the Superior Offer valuing any securities forming a part of the Superior Offer at its cash equivalent based upon (i) the average trading price of such securities for the 20 trading days immediately preceding the date of Buyer's Proposal or (ii) the written valuation of such securities by a nationally recognized investment banking firm selected by Buyer if such securities are not traded on a nationally recognized exchange or will be newly issued securities that are not of a class then trading on a nationally recognized exchange. Any written valuation shall be attached as an Exhibit to Buyer's Proposal.

                  (d) In the event that the Board of Directors of Seller believes in good faith, after consultation with its financial advisor, that the New Merger Consideration is not at least equal to the Superior Offer, then Seller can terminate this Agreement pursuant to Section 7.1(g).

         5.8 Current Information. During the period from the date hereof to the Effective Time, Seller shall, upon the request of Buyer, cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of Buyer regarding Seller's consolidated financial condition, operations and business and matters relating to the completion of the Transactions. As soon as reasonably available, but in no event more than two business days after filing, Seller will deliver to Buyer all reports filed by it under the Exchange Act subsequent to the date hereof. Seller also will deliver to Buyer each call report or similar report filed by it or Seller

Bank with the FDIC or the OTS concurrently with the filing of such call report. Within 25 days after the end of each month, Seller will deliver to Buyer an unaudited consolidated balance sheet and an unaudited consolidated statement of income, without related notes, for such month prepared in accordance with GAAP.

         5.9 Indemnification; Insurance.

                  (a) From and after the Effective Time, the past and present directors and officers of Seller and its Subsidiaries (the "Indemnified Parties") shall be entitled to indemnification from Parent or Buyer as set forth below. If the Indemnified Party is a past or present director or officer of Seller, such Indemnified Party shall be indemnified by Parent for his or her past acts or omissions occurring prior to the Effective Time to the same extent that he or she is indemnified under the Certificate of Incorporation or Bylaws of Seller as in effect on the date of this Agreement. If the Indemnified Party is a past or present director or officer of a Seller Subsidiary including Seller Bank, such Indemnified Party shall be indemnified by Buyer for his or her past acts or omissions occurring prior to the Effective Time to the maximum extent permitted by Buyer's Charter and Bylaws subject to any restrictions imposed by applicable law or regulation. The foregoing indemnification shall remain in effect for a period of six years following the Effective Time. Buyer or Parent will provide, or cause to be provided, for a period of not less than three years from the Effective Time, an insurance and indemnification policy that provides to those officers and directors of Seller and its Subsidiaries immediately prior to the Effective Time coverage no less favorable than as currently provided by Seller to such officers and directors, to the extent such insurance may be purchased or kept in full force without any material increase in the cost of the premium currently paid by Buyer for its directors' and officers' liability insurance (provided, Buyer or Parent may substitute or cause Seller to substitute therefor to the extent available at a cost not in excess of 150% of the current annual premium cost of Seller's existing directors and officers' insurance, single premium tail coverage with policy limits equal to Seller's existing annual coverage limits). At the request of Buyer, Seller shall use reasonable efforts to procure the insurance coverage referred to in the preceding sentence prior to the Effective Time.

                  (b) To induce Seller to enter into this Agreement, Parent has agreed to execute this Agreement as an accommodation party for the sole purpose of agreeing to be bound by the terms of this Section 5.9.

                  (c) In the event that Parent or Buyer or any of its respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case the successors and assigns of such entity shall assume the obligations set forth in this
Section 5.9, which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each director and officer covered hereby.

         5.10 Early Completion of Bank Merger. If the Bank Merger shall be completed prior to March 17, 2002, then at or immediately prior to consummation of the Bank Merger Lawrence Seidman shall be elected as a director of Buyer for a term ending as of the close of business on March 17, 2002.

         5.11 Employees and Employee Benefit Plans.

                  (a) Except as otherwise provided herein, full time employees of Seller and Seller Bank who remain employed by Buyer after the Effective Time will be eligible to participate in benefit plans of Buyer that are generally available to its full-time employees on a uniform and non-discriminatory basis in accordance with and subject to the terms and provisions of such benefit plans, with credit for years of service with Seller or Seller Bank for the purpose of determining eligibility for participation, vesting and entitlement to vacation time and sick pay (but not for the purpose of accrual or restoration of benefits under any existing or future benefit plan of Buyer where benefits are calculated on an actuarial basis, including any qualified or non-qualified defined benefit plan or restoration plan). Contributions to (and accrual of benefits, to the extent applicable, if any, under) benefit plans of Buyer on behalf of continuing full-time employees of Seller and Seller Bank shall only relate to qualifying compensation earned by such employees after the Effective Time subject to the terms and provisions of such benefit plans. Notwithstanding anything contained above, continuing full time employees of Seller and Seller Bank (i) shall not be entitled to any past service credit for their prior employment for any purposes whatsoever with respect to any post-termination or post-retirement welfare benefits of Buyer; and (ii) shall not be eligible to participate in the Buyer benefit restoration plan or any qualified plan of Buyer or any of its Subsidiaries (other than the 401(k) plan of Buyer into which the Seller Bank 401(k) plan has been merged) until the entry date occurring on April 1, 2003. Buyer shall use its best efforts to cause any and all pre-existing condition limitations (to the extent such limitations did not apply to a pre-existing condition under the corresponding Seller group health plan) and eligibility waiting periods under its group health plans to be waived with respect to such participants and their eligible dependents.

                  (b) To the extent that Buyer terminates the employment of any full time employee of Seller or Seller Bank other than for Cause within six months following the Effective Time, Buyer shall, provide severance benefits in a cash amount equal to such employee's regular salary for a one-week period (as in effect immediately prior to the Effective Time) multiplied by the total number of whole years of such employee's employment (up to a maximum of eight years) at Seller or Seller Bank; provided, however that in no event shall Buyer have any obligation to provide severance benefits to any Seller or Seller Bank employee whose termination of employment occurs due to resignation or discharge for Cause or who is entitled to severance benefits or the equivalent thereof under the terms of any other compensation plan or individual contract with Seller or Seller Bank.

                  (c) Buyer agrees to honor the payout terms of all Previously Disclosed employment, change in control severance, deferred compensation and supplemental executive retirement agreements. Buyer agrees to expressly assume every such agreement which by its terms requires express assumption by a successor to Buyer. Such express assumption shall occur without further action by Buyer upon the completion of the Corporate Merger. On or before the Effective Time, Seller or Seller Bank shall payout to each director of the Seller or Seller Bank any amounts deferred under the Seller's directors' deferred compensation agreements.

                  (d) Payments made by Seller in full and complete satisfaction of obligations of Seller or Seller Bank under any Seller Employee Plan or under any agreement referred to in Section 5.11(b) or (c) shall be subject to the recipient's delivery to Seller or Buyer of (i) a written acknowledgment signed by such recipient that the payment or payments and benefits to be made to him or her is in full and complete satisfaction of all liabilities and obligations thereunder of Seller, Seller Bank and/or Buyer, and each of their respective affiliates, directors, officers, employees and agents, and (ii) a release by such recipient of all such parties from further liability in connection with the particular Seller Employee Plan or agreement, as applicable.

                  (e) As of the Effective Time, the Seller ESOP shall be terminated in accordance with its terms. Prior to the Effective Time, the Seller shall be permitted to make such changes to the Seller ESOP as it deems appropriate to carry out the provisions of this subsection and shall file a request for determination with the IRS with respect to the termination of the Seller ESOP. Any cash received by the Seller ESOP trustee in connection with the Corporate Merger with respect to the unallocated shares of Seller Common Stock shall be first applied by the Seller ESOP trustee to the full repayment of the Seller ESOP loan. The balance of the cash (if any) received by the Seller ESOP trustee in connection with the Corporate Merger with respect to the unallocated shares of Seller Common Stock shall be allocated to the accounts of all participants in the Seller ESOP who have accounts remaining under the Seller ESOP (whether or not such participants are then actively employed) and beneficiaries  in proportion to the account  balances of such  participants  and beneficiaries as they exist as of the Effective Time as earnings, unless otherwise required to be allocated as annual additions subject to the limitations of Section 415 of the Code. As soon as practicable after receipt of a favorable determination letter from the IRS with respect to termination, the assets of the Seller ESOP shall be distributed to participants and beneficiaries or transferred to an eligible individual retirement account as a participant or beneficiary may direct. Neither Seller nor any Seller Subsidiary shall be entitled to make any contributions to the Seller ESOP or payments on the Seller ESOP loan, except required contributions and payments for calendar year 2001. At no time shall Seller or any Seller Subsidiary make any prepayments on the Seller ESOP loan.

                  (f) At the Effective Time, the Seller Bank 401(k) plan shall be continued in effect, provided that Buyer may elect to terminate the Seller Bank 401(k) plan or merge it with a tax-qualified plan maintained by Buyer; and provided further, that at the request of Buyer, Seller shall cause the Seller Bank 401(k) plan to be terminated at or immediately prior to the Effective Time in accordance with applicable law and in a manner that will not result in the imposition of any liability or responsibility upon Buyer or any of its Subsidiaries.

         5.12 Organization of Merger Sub. Buyer shall cause Merger Sub to be organized under the DGCL as soon as practicable hereafter. Following the organization, the Board of Directors of Merger Sub shall approve this Agreement and the Corporate Merger, whereupon Merger Sub shall become a party to, and be bound by, this Agreement, and Buyer shall approve this Agreement in its capacity as the sole stockholder of Merger Sub.

         5.13 Conforming Entries.

                  (a) The Parties recognize that Buyer and Seller Bank may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). Subject to applicable laws, from and after the date of this Agreement to the Effective Time, the Parties shall consult and cooperate with each other with respect to conforming the loan, accrual and reserve policies of Seller Bank to those policies of Buyer, as specified in each case in writing to Seller, based upon such consultation and subject to the conditions in Section 5.13(c) below.

                  (b) Subject to applicable laws and regulations, the Parties shall consult and cooperate with each other with respect to determining, as specified in a written notice from Buyer to Seller, based upon such consultation and subject to the conditions in Section 5.13(c) below, the amount and the timing for recognizing for financial accounting purposes Seller's expenses of the Transactions and the restructuring charges relating to or to be incurred in connection with the Transactions.

                  (c) Subject to applicable laws and  regulations,  Seller shall
(i) establish and take such reserves and accruals at such time as Buyer shall reasonably request to conform Seller Bank's loan, accrual and reserve policies to Buyer's policies, and (ii) establish and take such accruals, reserves and charges in order to implement such policies and to recognize for financial accounting purposes such expenses of the Transactions and restructuring charges related to or to be incurred in connection with the Transactions, in each case at such times as are reasonably requested by Buyer; provided, however, that on the date such reserves, accruals and charges are to be taken, Buyer shall certify to Seller that all conditions to Buyer's obligation to consummate the Corporate Merger set forth in Sections 6.1 and 6.3 hereof (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing or otherwise to be dated at the Effective Time, the delivery of which shall continue to be conditions to Buyer's obligation to consummate the Corporate Merger) have been satisfied or waived; and provided, further, that Seller shall not be required to take any such action that is not consistent with GAAP and regulatory accounting principles.

                  (d) No reserves, accruals or charges taken in accordance with this Section 5.13 may be a basis to assert a violation of a breach of a representation, warranty or covenant of Seller herein.

         5.14 Integration of Policies. During the period from the date hereof to the Effective Time, Seller shall cause its and Seller Bank's directors, officers and employees to, and shall make all reasonable efforts to cause Seller Bank's data processing service providers to, cooperate and assist Buyer in connection with an electronic and systematic conversion of all applicable data regarding

Seller Bank to Buyer's system of electronic data processing. In furtherance of the foregoing, Seller shall cause Seller Bank to make reasonable arrangements during normal business hours to permit representatives of Buyer to train Seller Bank employees in Buyer's system of electronic data processing.

         5.15 Disclosure Supplements. From time to time prior to the Effective Time, each Party shall promptly supplement or amend any materials Previously Disclosed and delivered to the other Party pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in materials Previously Disclosed to the other Party or which is necessary to correct any information in such materials which has been rendered materially inaccurate thereby. No such supplement or amendment to such materials shall be deemed to have modified the representations, warranties and covenants of the parties for the purpose of determining whether the conditions set forth in
Article VI hereof have been satisfied.

         5.16 Failure to Fulfill Conditions. If a Party determines that a condition to its obligations to consummate the Transactions may not be fulfilled, it will promptly notify the other Party. Each Party will promptly inform the other Party of any facts applicable to it that would be likely to prevent or materially delay approval of any of the Transactions by any Governmental Entity or third party or which would otherwise prevent or materially delay completion of any of the Transactions.

         5.17 Environmental Reports. Unless Buyer provides Seller with a reduced list of real properties within ten days after the date of this Agreement, Seller shall provide to Buyer, as soon as reasonably practical, but not later than 30 days after the date hereof (or within ten days after the acquisition of lease of any real property acquired or leased after the date hereof), a report of a phase one environmental investigation on real property owned or leased by Seller or its Subsidiaries (but excluding space in office or retail and similar establishments leased by Seller or its subsidiaries for automatic teller machines or bank branch facilities or other office uses where the space leased comprises less than 20% of the total space leased to all tenants of such property). If required by the phase one investigation in Buyer's reasonable opinion, Seller shall provide to Buyer, within 60 days of the receipt by Seller of the request of Buyer therefor, a report of a phase two investigation on properties requiring such additional study. Buyer shall have seven business days from receipt of any phase one investigation report to request Seller to obtain a phase two investigation report with respect to such real property. Buyer shall have seven business days from the receipt of any such phase two investigation report to notify Seller of any dissatisfaction with the contents of such report. Should the cost of taking all remedial or other corrective actions and measures
(i) required by applicable law or reasonably likely to be required by applicable law, or (ii) recommended or suggested by such report or reports or prudent in light of serious life, health or safety concerns, in the aggregate, exceed the sum of $500,000 as reasonably estimated by an environmental expert retained for such purpose by Buyer and reasonably acceptable to Seller, or if the cost of such actions and measures cannot be so reasonably estimated by such expert to be such amount or less with any reasonable degree of certainty, then Buyer shall have the right pursuant to Section 7.1(h) hereof, for a period of ten business days following receipt of such estimate or indication that the cost of such actions and measures can not be so reasonably estimated, to terminate this Agreement, which shall be Buyer's sole remedy in such event. The costs of the phase one investigations, if any, shall be borne by Seller. The costs of the phase two investigations, if any, shall be borne by Buyer.

         5.18 Litigation Matters. Seller will consult with Buyer about any proposed settlement, or any disposition of, any litigation to which Seller or any of its Subsidiaries is a party.

         5.19 Liquidated Damages. Due to expenses, direct and indirect, incurred by Buyer in negotiating and executing this Agreement and in taking steps to effect the Transactions, the loss by it of other opportunities, and as material inducement for Buyer agreeing to enter into this Agreement, Seller shall pay to Buyer, agreed upon cash liquidated damages of three million dollars, within five business days after written demand for payment is made by Buyer, following the occurrence of any of the events set forth below:

                  (a) Buyer  terminates  this  Agreement  pursuant  to   Section
7.1(f);

                  (b) Seller  terminates  this  Agreement  pursuant  to  Section
7.1(g);

                  (c) either Party terminates this Agreement pursuant to Section 7.1(e) if prior thereto Seller's shareholders meeting has not been held to vote on the adoption of this Agreement; or

                  (d) the entering into a definitive agreement by Seller or Seller Bank relating to an Acquisition Proposal or the consummation of an Acquisition Proposal involving Seller or Seller Bank within 18 months after the termination of this Agreement if (i) an Acquisition Proposal occurs prior to the applicable event described in subpart (ii) hereof and (ii) either of the following occurs: (x) the termination of this Agreement by Buyer pursuant to
Section 7.1(b) or (y) the failure of the shareholders of Seller to adopt this Agreement at the Seller's shareholders meeting held to vote on this Agreement.

         If demand for payment of cash liquidated damages is made pursuant to this Section 5.19 and payment is timely made, then Buyer will have any other rights or claims against Seller under this Agreement, it being agreed that the acceptance of cash liquidated damages under this Section 5.19 will constitute the sole and exclusive remedy of Buyer against Seller.

         5.20 Sale of Loans by Seller Bank. At any time prior to the Closing, Seller and Seller Bank shall be permitted to sell, assign, convey, transfer or dispose of, in the ordinary course of business those Previously Disclosed loans (including Previously Disclosed approved loans which subsequently close) of Seller Bank's New Jersey Loan Production Office for a cash purchase price for each applicable loan equal to its unpaid principal balance plus accrued interest. To the extent that any such loans have not been sold at the Effective Time, then Lawrence Seidman shall have the right during the eighteen month period next following the Effective Time (but excluding any period during which he is a director of Buyer) to purchase any of such remaining loans for a cash purchase price for each applicable loan equal to its unpaid principal balance plus accrued interest.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

         6.1 Conditions Precedent - The Parties. The obligations of each Party to effect the Corporate Merger shall be subject to satisfaction of the following conditions at or prior to the Effective Time.

                       (a) The adoption of this Agreement by the requisite vote of the shareholders of Seller.

                       (b) All approvals and consents from any Governmental Entity the approval or consent of which is required for the completion of the Transactions shall have been received and all statutory waiting periods in respect thereof shall have expired; and the Parties shall have procured all other approvals, consents and waivers of each person (other than the Governmental Entities referred to above) whose approval, consent or waiver is necessary to the completion of the Transactions and the failure of which to obtain would have the effects set forth in the following proviso clause; provided, however, that no approval or consent referred to in this Section 6.1(b) shall be deemed to have been received if it shall include any condition or requirement that, in the aggregate, would so materially reduce the economic or business benefits of the Transactions to Buyer that had such condition or requirement been known, Buyer, in its reasonable judgment, would not have entered into this Agreement.

                        (c) None of Buyer, Seller or Seller Bank shall be subject to any statute, rule, regulation, injunction or other order or decree which shall have been enacted, entered, promulgated or enforced by any governmental or judicial authority which prohibits, restricts or makes illegal completion of the Transactions.

                        (d) No proceeding initiated by any Governmental Entity seeking an order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the completion any of the Transactions shall be pending.

         6.2 Conditions Precedent - Seller. The obligations of Seller to effect the Corporate Merger shall be subject to satisfaction of the following conditions at or prior to the Effective Time unless waived by Seller pursuant to
Section 7.4 hereof.

                       (a) The representations and warranties of Buyer set forth in Article IV hereof shall be true and correct in all material respects as of the date of this Agreement and such representations and warranties shall, subject to the MAE Qualification, be true and correct as of the Closing Date as though made anew on and as of the Closing Date, unless the representation and warranty specifically relates to an earlier date.

                      (b) Buyer shall have performed in all material respects all obligations and complied with all covenants required to be performed and complied with by it pursuant to this Agreement on or prior to the Effective Time.

                      (c) Buyer shall have delivered to Seller a certificate, dated the date of the Closing and signed by its President and Chief Executive Officer and by its Chief Financial Officer, to the effect that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied.

                     (d) Buyer shall have furnished Seller with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.1 and 6.2 as such conditions relate to Buyer as Seller may reasonably request.

                     (e) Seller shall have received, as of the date of the Proxy Statement, or as of a date not more than five business days prior thereto, an updated written opinion of its financial advisor that the consideration to be received by the shareholders of Seller in the Corporate Merger is fair from a financial point of view.

         6.3 Conditions Precedent - Buyer. The obligations of Buyer to effect the Corporate Merger shall be subject to satisfaction of the following conditions at or prior to the Effective Time unless waived by Buyer pursuant to
Section 7.4 hereof.

                  (a) The  representations and warranties of Seller set forth in
Article III hereof shall be true and correct in all material respects as of the date of this Agreement and such representations and warranties shall, subject to the MAE Qualification, be true and correct as of the Closing Date as though made anew on and as of the Closing Date, unless the representation and warranty specifically relates to an earlier date.

                  (b) Seller shall have performed in all material respects all obligations and complied with all covenants required to be performed and complied with by it pursuant to this Agreement on or prior to the Effective Time.

                  (c) Seller shall have delivered to Buyer a certificate, dated the date of the Closing and signed by its President and Chief Executive Officer and by its Chief Financial Officer, to the effect that the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied.

                  (d) Seller shall have furnished Buyer with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.1 and 6.3 as such conditions relate to Seller as Buyer may reasonably request.

                  (e) No more than 10% of the outstanding shares of Seller Common Stock shall be Dissenting Shares.

                                   ARTICLE VII
                       TERMINATION, WAIVER AND AMENDMENT

         7.1 Termination. This Agreement may be terminated by a written instrument prior to the Effective Time:

                  (a) by the mutual consent of the Boards of Directors of the Parties;

                  (b) by the Board of Directors of the non-breaching Party if the other Party has breached in any material respect any of its covenants, agreements or representations and warranties, and such breach has not been cured within 30 days after written notice;

                  (c) by the Board of Directors of either Party, (i) if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order prohibiting the completion of the Transactions or (ii) if application for any necessary prior approval of a Governmental Entity is denied or withdrawn at the request or recommendation of the Governmental Entity, provided that such denial or request or recommendation for withdrawal is not due to the terminating Party's breach of any provision of this Agreement;

                  (d) by the Board of Directors of either Party if the shareholders of Seller fail to adopt this Agreement at Seller's shareholders meeting held to vote on this Agreement;

                  (e) by the Board of Directors of either Party if the Effective Time has not occurred by the close of business on June 30, 2002, provided that the terminating Party is not then in breach in any material respect of any of its covenants, agreements or representations and warranties herein;

                  (f) by the Board of Directors of Buyer if Seller's Board of Directors either (i) fails to recommend, or fails to continue its recommendation, that the shareholders of Seller vote in favor of the adoption of this Agreement, or (ii) modifies, withdraws or changes in any manner adverse to Buyer its recommendation that the shareholders of Seller vote in favor of the adoption of this Agreement, unless the shareholders of Seller adopt this Agreement;

                  (g) by the Board of Directors of Seller within ten business days after Seller has received a Superior Offer if either of the following shall have occurred: (i) Buyer does not timely tender Buyer's Proposal increasing the Merger Consideration to the New Merger Consideration or (ii) Buyer does timely tender Buyer's Proposal but the Board of Directors of Seller determines pursuant to Section 5.7(d) that the New Merger Consideration is not at least equal to the Superior Offer; or

                  (h) by the Board of Directors of Buyer to the extent permitted by Section 5.17.

         Any termination of this Agreement by Buyer pursuant to Section 7.1(f) shall be controlling over any termination by Seller pursuant to Section 7.1(d), in which case the termination by Seller pursuant to said Section 7.1(d) shall be disregarded.

         7.2 Effect of Termination. In the event that this Agreement is terminated pursuant to Section 7.1 hereof, this Agreement shall become void and have no effect, except that (A) the provisions relating to confidentiality set forth in Section 5.4(b), liquidated damages set forth in Section 5.19, expenses set forth in Section 8.1 and this Section 7.2, shall survive any such termination and (b) a termination pursuant to Section 7.1(b) shall not (except as provided in Section 5.19) relieve the breaching Party from any liability or damages arising out of its willful breach of any provision of this Agreement giving rise to such termination.

         7.3 Survival of Representations, Warranties and Covenants. All representations, warranties, agreements and covenants in this Agreement or in any instrument delivered pursuant hereto or thereto shall expire on, and be terminated and extinguished at, the Effective Time other than covenants that by their terms are to be performed after the Effective Time, provided that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive either Party (or any director, officer or controlling person of either Party) of any defense at law or in equity which otherwise would be available against the claims of any person, including any shareholder or former shareholder of either Party.

         7.4 Waiver. Each Party by written instrument approved by its Board of Directors and signed by an executive officer of such Party, may at any time (whether before or after adoption of this Agreement by the shareholders of Seller) extend the time for the performance of any of the obligations or other acts of the other Party hereto and may waive (a) any inaccuracies of the other Party in the representations or warranties contained in this Agreement or any document delivered pursuant hereto, (b) compliance with any of the covenants, undertakings or agreements of the other Party, (c) to the extent permitted by law, satisfaction of any of the conditions precedent to its obligations contained herein or (d) the performance by the other Party of any of its obligations set forth herein, provided that any such waiver granted, or any amendment or supplement pursuant to Section 7.5 hereof executed after shareholders of Seller have adopted this Agreement, shall not modify either the amount or form of the consideration to be provided hereby to the holders of Seller Common Stock upon completion of the Corporate Merger or otherwise materially adversely affect such shareholders without the approval of the shareholders who would be so affected.

         7.5 Amendment or Supplement. This Agreement may be amended or supplemented at any time by mutual agreement of the parties hereto, subject to the proviso to Section 7.4 hereof. Any such amendment or supplement must be in writing and authorized by or under the direction of the Board of Directors of each of the Parties.

         7.6 Specific Performance. Except as set forth at Section 5.19, the Parties acknowledge and agree that the Transactions contemplated herein are unique and that any remedy at law for breach is inadequate to compensate the aggrieved Party. Accordingly, each Party shall have the right to seek specific performance of this Agreement and the other Party's duties, obligations, covenants and agreements herein in order to cause the Transactions to be consummated. To this end, each Party, to the extent permitted by law, irrevocably waives any defense it might have based on the adequacy of a remedy at law which might be asserted as a bar to specific performance or any other equitable relief.

                                  ARTICLE VIII
                                 MISCELLANEOUS

         8.1 Expenses. Each Party shall bear and pay all costs and expenses incurred by it in connection with the Transactions, including fees and expenses of its own financial advisors, accountants and counsel.

         8.2 Entire Agreement. This Agreement contains the entire agreement among the Parties with respect to the Transactions and supersede all prior arrangements or understandings with respect thereto, written or oral, other than documents referred to herein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the Parties, and their respective successors, any rights, remedies, obligations or liabilities other than as set forth in Sections 5.9, 5.11, and 5.20 hereof.

         8.3 No Assignment. No Party may assign any of its rights or obligations under this Agreement.

         8.4 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, telecopied (with confirmation) or sent by overnight mail service or by registered or certified mail (return receipt requested), postage prepaid, addressed as follows:

         If to Buyer:

                  Hudson River Bancorp, Inc.
                  One Hudson City Center
                  Hudson, New York 12534
                  Attn:  Carl A. Florio
                  Fax:   (518) 828-0082

         With a required copy to:

                  Silver, Freedman & Taff, L.L.P.
                  1100 New York Avenue, N.W.
                  Washington, DC 20005
                  Attn:    Robert L. Freedman, P.C. or
                           Barry P. Taff, P.C.
                  Fax:     (202) 682-0354

         If to Seller:

                  Ambanc Holding Co., Inc.
                  11 Division Street
                  Amsterdam, New York 12010
                  Attn:  John M. Lisicki
                  Fax:   (518) 843-7181

         With a required copy to:

                  Malizia Spidi & Fisch, PC
                  1100 New York Avenue, N.W.
                  Suite 340, West Tower
                  Washington, D.C. 20005
                  Attn:    John J. Spidi, Esq.
                  Fax:     (202) 434-4661

         8.5 Alternative Structure. Notwithstanding any provision of this Agreement to the contrary, Buyer may at any time modify the structure of the acquisition of Seller set forth herein, provided that (a) the consideration to be paid to the holders of Seller Common Stock is not thereby changed in kind or reduced in amount as a result of such modification and (b) such modification will not materially delay or jeopardize receipt of any required approvals of Governmental Entities or any other condition to the obligations of Buyer set forth in Sections 6.1 and 6.3 hereof.

         8.6 Interpretation. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

         8.7 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         8.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and entirely to be performed within such jurisdiction.

         8.9 Severability. Any term, provision, covenant or restriction contained in this Agreement held to be invalid, void or unenforceable, shall be ineffective to the extent of such invalidity, voidness or unenforceability, but neither the remaining terms, provisions, covenants or restrictions contained in this Agreement nor the validity or enforceability thereof in any other jurisdiction shall be affected or impaired thereby. Any term, provision, covenant or restriction contained in this Agreement that is so found to be so broad as to be unenforceable shall be interpreted to be as broad as is enforceable.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in counterparts by their duly authorized officers and attested by their officers thereunto duly authorized, all as of the day and year first above written.

                                   AMBANC HOLDING CO., INC.
Attest:



/s//Robert Kelly                   By:   /s/John M. Lisicki
- --------------------------            ----------------------------------------
Secretary                                President


                                   HUDSON RIVER BANK & TRUST COMPANY

Attest:



/s/Holly E. Rapplayea              By:   /s/Carl A. Florio
- --------------------------            ----------------------------------------
Secretary                                President


         To induce Ambanc Holding Co., Inc. to enter into the foregoing agreement, the undersigned does hereby agree to be bound by the terms of Section
5.9 of the foregoing agreement as such terms are applicable to it; and the undersigned certifies that it has taken all necessary corporate action to approve the execution and delivery of this undertaking by it and the performance thereof by it and that no other approvals or consents are required on its part relative thereto.

                                   HUDSON RIVER BANCORP, INC.



                                   By:   /s/Carl A. Florio
                                      ------------------------------------------
                                         President

                                   Date:   September 4, 2001
                                      ------------------------------------------